UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  04/5/2012

Commission file number: 000-54046

GREENPLEX SERVICES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0856924
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

10183 North Aero Drive, Suite 2

Hayden, ID 83835

 (Address of principal executive offices)

(208) 591-3281

(Registrant’s telephone number)

____________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.	Entry into a Material Definitive Agreement.

On April 5, 2012, GreenPlex Services, Inc. (the “Company”) entered into a definitive and isolated agreement relating to the private placement of $10,000 of its securities through the sale of 200,000 shares of its common stock at $0.05 per share to an individual.

In conjunction with the private placement, there were no fees, commissions, or professional fees for services payable.  The placement was undertaken by the officers of the company.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The proceeds from these sales of unregistered securities were used to funding company operations.

Item 3.02.	Unregistered Sales of Securities.

See disclosure under Item 1.01 of this Report.

The private placements of the securities referenced under Item 1.01 of this Report is exempt from registration under the Securities Exchange Act of 1933, as amended (the “Act”), pursuant to Section 4(2) thereof.  The offer and sale did not involve a public offering and there was no general solicitation or general advertising involved in the offer or sale and no fees were paid in connection with the transaction.  The proceeds from these sales of unregistered securities were used to funding company operations.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Securities Purchase Agreement, entered into by the Company on April 5, 2011.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated:  April 10, 2012

 GREENPLEX SERVICES, INC.

By:

/s/  Kyle W. Carlson

Kyle W. Carlson

President, Treasurer, CEO, & CFO